NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2016 RESULTS

•	First quarter 2016 net revenue of $310.3 million, as compared to $309.2 million in the comparable prior year quarter, increase of 0.4%.

•	First quarter 2016 GAAP net income of $16.6 million, as compared to $8.0 million in the comparable prior year quarter.

◦	First quarter 2016 non-GAAP net income of $24.6 million, as compared to $16.3 million in the comparable prior year quarter.

•	First quarter 2016 GAAP net income per diluted share of $0.50, as compared to $0.23 in the comparable prior year quarter.

◦	First quarter 2016 non-GAAP net income per diluted share of $0.74, as compared to $0.46 in the comparable prior year quarter.

•
Company expects second quarter 2016 net revenue to be in the range of $290 million to $305 million, with non-GAAP operating margin in the range of 9.5% to 10.5%. Additionally, the Company expects the non-GAAP tax rate to be approximately 34%.

SAN JOSE, California - April 27, 2016 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the first quarter ended April 3, 2016.

Net revenue for the first quarter ended April 3, 2016 was $310.3 million, as compared to $309.2 million in the first quarter ended March 29, 2015, and $360.9 million in the fourth quarter ended December 31, 2015. Net income, computed in accordance with GAAP, for the first quarter of 2016 was $16.6 million, or $0.50 net income per diluted share. This compared to GAAP net income of $8.0 million, or $0.23 net income per diluted share, in the first quarter of 2015, and GAAP net income of $21.8 million, or $0.66 net income per diluted share, in the fourth quarter of 2015. Non-GAAP net income was $0.74 per diluted share in the first quarter of 2016, as compared to non-GAAP net income of $0.46 per diluted share in the first quarter of 2015 and $0.83 per diluted share in the fourth quarter of 2015.

Operating margin, computed in accordance with GAAP, for the first quarter of 2016 was 8.3%, as compared to 5.7% in the year ago comparable quarter, and 8.5% in the fourth quarter of 2015. Non-GAAP operating margin was 11.9% in the first quarter of 2016, as compared to 9.2% in the first quarter of 2015 and 10.8% in the fourth quarter of 2015.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, losses on inventory commitments due to restructuring, litigation reserves, net, and gain on litigation settlements. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We were pleased with our financial results for the first quarter of 2016, which came in slightly above the high end of our guidance for revenue and significantly above our guidance for operating margin. The Retail Business Unit and Commercial Business Unit both met our expectations, while the Service Provider Business Unit's revenue came in above what we had expected. Overall, our first quarter results reflect a strong start to the year for the Company.”

Mr. Lo continued, “During the quarter we saw continued strength in North America, positive year-over-year and sequential growth in APAC, while EMEA was challenged primarily due to the step down in Service Provider revenue."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the first quarter of 2016, we continued to be opportunistic buyers of NETGEAR equity and repurchased approximately 280,000 shares of common stock, which makes our total repurchase amount since Q4 2013 approximately 8.9 million shares. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Ms. Gorjanc continued, "Looking forward to the second quarter of 2016, we expect net revenue to be in the range of $290 million to $305 million. Our revenue outlook reflects seasonality for the Retail Business Unit, and the previously announced $75 million quarterly revenue run rate for the Service Provider Business Unit. Non-GAAP operating margin is expected to be in the range of 9.5% to 10.5%. Our non-GAAP tax rate is expected to be approximately 34% for the second quarter of 2016.”

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2016 today, Wednesday, April 27, 2016 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Wednesday, May 4, 2016 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13635155.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 28,000 retail locations around the globe, and through approximately 31,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2016 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, non-GAAP operating margin and tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding seasonal changes in the Company’s business unit performance; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 10 through 30, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission on February 19, 2016.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 3, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$226,858	$181,945
Short-term investments	106,446	96,321
Accounts receivable, net	218,421	290,642
Inventories	215,307	213,118
Prepaid expenses and other current assets	35,431	39,117
Total current assets	802,463	821,143
Property and equipment, net	20,687	22,384
Intangibles, net	44,703	48,947
Goodwill	81,721	81,721
Other non-current assets	75,677	76,374
Total assets	$1,025,251	$1,050,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75,134	$90,546
Accrued employee compensation	21,571	27,868
Other accrued liabilities	148,018	166,282
Deferred revenue	26,399	29,125
Income taxes payable	3,631	1,951
Total current liabilities	274,753	315,772
Non-current income taxes payable	14,694	14,444
Other non-current liabilities	11,439	11,643
Total liabilities	300,886	341,859
Stockholders' equity:
Common stock	33	33
Additional paid-in capital	522,953	513,047
Accumulated other comprehensive income (loss)	(481)	3
Retained earnings	201,860	195,627
Total stockholders' equity	724,365	708,710
Total liabilities and stockholders' equity	$1,025,251	$1,050,569

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended
	April 3, 2016	December 31, 2015	March 29, 2015

Net revenue	$310,256	$360,863	$309,157
Cost of revenue	209,691	255,447	220,877
Gross profit	100,565	105,416	88,280
Gross margin	32.4%	29.2%	28.6%
Operating expenses:
Research and development	22,137	23,373	20,452
Sales and marketing	37,277	39,256	37,602
General and administrative	12,849	12,121	11,023
Restructuring and other charges	2,678	14	4,394
Litigation reserves, net	10	8	(2,690)
Total operating expenses	74,951	74,772	70,781
Income from operations	25,614	30,644	17,499
Operating margin	8.3%	8.5%	5.7%
Interest income	234	111	52
Other income (expense), net	(366)	(21)	475
Income before income taxes	25,482	30,734	18,026
Provision for income taxes	8,893	8,927	10,015
Net income	$16,589	$21,807	$8,011

Net income per share:
Basic	$0.51	$0.68	$0.23
Diluted	$0.50	$0.66	$0.23

Weighted average shares used to compute net income per share:
Basic	32,519	32,275	34,678
Diluted	33,269	33,110	35,285

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 3, 2016	December 31, 2015	March 29, 2015

GAAP gross profit	$100,565	$105,416	$88,280
Amortization of intangibles	2,394	2,394	2,590
Stock-based compensation expense	439	376	496
Losses on inventory commitments due to restructuring	—	—	407
Non-GAAP gross profit	$103,398	$108,186	$91,773
Non-GAAP gross margin	33.3%	30.0%	29.7%

GAAP research and development	$22,137	$23,373	$20,452
Stock-based compensation expense	(866)	(956)	(845)
Non-GAAP research and development	$21,271	$22,417	$19,607

GAAP sales and marketing	$37,277	$39,256	$37,602
Amortization of intangibles	(1,771)	(1,771)	(1,806)
Stock-based compensation expense	(1,197)	(1,184)	(1,393)
Non-GAAP sales and marketing	$34,309	$36,301	$34,403

GAAP general and administrative	$12,849	$12,121	$11,023
Stock-based compensation expense	(1,909)	(1,792)	(1,614)
Non-GAAP general and administrative	$10,940	$10,329	$9,409

GAAP total operating expenses	$74,951	$74,772	$70,781
Amortization of intangibles	(1,771)	(1,771)	(1,806)
Stock-based compensation expense	(3,972)	(3,932)	(3,852)
Restructuring and other charges	(2,678)	(14)	(4,394)
Litigation reserves, net	(10)	(8)	2,690
Non-GAAP total operating expenses	$66,520	$69,047	$63,419

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2016	December 31, 2015	March 29, 2015

GAAP operating income	$25,614	$30,644	$17,499
Amortization of intangibles	4,165	4,165	4,396
Stock-based compensation expense	4,411	4,308	4,348
Restructuring and other charges	2,678	14	4,394
Losses on inventory commitments due to restructuring	—	—	407
Litigation reserves, net	10	8	(2,690)
Non-GAAP operating income	$36,878	$39,139	$28,354
Non-GAAP operating margin	11.9%	10.8%	9.2%

GAAP other income (expense), net	$(366)	$(21)	$475
Gain on litigation settlements	(5)	—	—
Non-GAAP other income (expense), net	$(371)	$(21)	$475

GAAP net income	$16,589	$21,807	$8,011
Amortization of intangibles	4,165	4,165	4,396
Stock-based compensation expense	4,411	4,308	4,348
Restructuring and other charges	2,678	14	4,394
Losses on inventory commitments due to restructuring	—	—	407
Litigation reserves, net	10	8	(2,690)
Gain on litigation settlements	(5)	—	—
Tax effect	(3,243)	(2,800)	(2,571)
Non-GAAP net income	$24,605	$27,502	$16,295

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2016	December 31, 2015	March 29, 2015

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.50	$0.66	$0.23
Amortization of intangibles	0.13	0.13	0.12
Stock-based compensation expense	0.13	0.13	0.12
Restructuring and other charges	0.08	0.00	0.12
Losses on inventory commitments due to restructuring	—	—	0.01
Litigation reserves, net	0.00	0.00	(0.08)
Gain on litigation settlements	0.00	—	—
Tax effect	(0.10)	(0.09)	(0.06)
Non-GAAP net income per diluted share	$0.74	$0.83	$0.46

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	April 3, 2016	December 31, 2015	September 27, 2015	June 28, 2015	March 29, 2015

Cash, cash equivalents and short-term investments	$333,304	$278,266	$263,848	$212,915	$247,405
Cash, cash equivalents and short-term investments per diluted share	$10.02	$8.40	$8.16	$6.21	$7.01

Accounts receivable, net	$218,421	$290,642	$274,173	$246,493	$254,745
Days sales outstanding (DSO)	66	77	73	78	73

Inventories	$215,307	$213,118	$170,013	$188,668	$200,948
Ending inventory turns	3.9	4.8	5.8	4.5	4.4

Weeks of channel inventory:
U.S. retail channel	8.8	8.4	9.2	7.0	7.7
U.S. distribution channel	5.6	5.7	7.9	10.1	11.5
EMEA distribution channel	4.4	4.6	5.3	4.8	4.4
APAC distribution channel	6.3	7.0	7.3	7.1	7.4

Deferred revenue (current and non-current)	$29,732	$33,331	$34,154	$31,116	$25,802

Headcount	937	963	959	967	979
Non-GAAP diluted shares	33,269	33,110	32,335	34,308	35,285

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	April 3, 2016		December 31, 2015		March 29, 2015
Americas	$193,850	62%	$231,765	64%	$173,786	56%
EMEA	64,505	21%	86,887	24%	89,109	29%
APAC	51,901	17%	42,211	12%	46,262	15%
Total	$310,256	100%	$360,863	100%	$309,157	100%

NET REVENUE BY SEGMENT

	Three Months Ended
	April 3, 2016		December 31, 2015		March 29, 2015
Retail	$157,543	51%	$197,520	54%	$120,957	39%
Commercial	68,432	22%	63,911	18%	72,731	24%
Service Provider	84,281	27%	99,432	28%	115,469	37%
Total	$310,256	100%	$360,863	100%	$309,157	100%